Exhibit 99.1

For more information contact:

Jennifer Jarman The Blueshirt Group 415-217-7722 jennifer@blueshirtgroup.com
Synaptics Reports Record Revenue and Net Income for Second Quarter of Fiscal 2009
Santa Clara, CA – January 22, 2009 – Synaptics (Nasdaq: SYNA), a leading developer of human interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for the second quarter ended December 31, 2008. The Company’s GAAP results reflect the expensing of non-cash share-based compensation for all periods presented; non-operating gains and non-cash impairment charges for all fiscal 2009 periods presented; and non-cash operating gains and impairment charges for the six-month period ended December 31, 2007.
Net revenue for the second quarter of fiscal 2009 was $141.5 million, an increase of approximately 43% over $98.7 million of net revenue for the second quarter of fiscal 2008. Net income for the second quarter of fiscal 2009 was $21.2 million, or $0.60 per diluted share, compared with net income of $14.2 million, or $0.33 per diluted share, for the second quarter of fiscal 2008. Net income for the second quarter of fiscal 2009 included a non-cash other-than-temporary impairment charge of $6.5 million related to the Company’s investment in auction rate securities and a $3.6 million net gain on the early retirement of debt. Net income, excluding non-cash charges for share-based compensation, the non-cash other-than-temporary impairment charge, and the net gain on the early retirement of debt, was $29.5 million, or $0.84 per diluted share, for the second quarter of fiscal 2009, compared with net income, excluding share-based compensation, of $17.0 million, or $0.40 per diluted share, for the second quarter of fiscal 2008.
“In spite of the current macroeconomic environment, we posted the highest quarterly revenue, net income and earnings per share in our history, driven by 43% revenue growth year-over-year,” stated Francis Lee, Chairman and Chief Executive Officer of Synaptics. “The benefits of our revenue diversification strategy are clearly evident in our operating performance as our penetration in the mobile handheld markets more than offset a relatively small decline in PC based revenue in a generally weak notebook market. We intend to continue to selectively invest to further strengthen our competitive position emerging from the current economic downturn. Based on our strong first half performance, we are on track to achieve record revenue and profits in fiscal 2009.”
Russ Knittel, Synaptics’ Chief Financial Officer, added, “We are expecting solid year-over-year growth for the fiscal third quarter despite the challenging macroeconomic conditions. Based on our current visibility and backlog of $50.6 million exiting the December quarter, we anticipate revenue in the March quarter will be $88 million to $98 million, an increase of 12% to 24% over the comparable quarter last year.”
During the quarter, the Company retired $59.7 million of its outstanding convertible notes at a discount of approximately 7%. After deducting the associated unamortized debt issuance costs, the Company realized a $3.6 million net gain on retirement of debt.

Synaptics’ cash and short-term investments at the end of December, which excludes $29.4 million book value of auction rate securities, totaled $136.8 million. Based on a fair value analysis in accordance with U.S. GAAP, the Company has accounted for a net $6.5 million non-cash other-than-temporary impairment charge to its quarterly earnings and a $611,000 net reduction of temporary impairment through other comprehensive income in the equity section of its balance sheet. “We will continue to monitor our investments in auction rate securities in light of the current debt market environment,” stated Mr. Knittel.
Earnings Call Information
The Synaptics second quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, January 22, 2009, during which the Company will provide forward-looking information. To participate on the live call, analysts and investors should dial 800-351-1564 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the Company’s Web site at www.synaptics.com.
About Synaptics Incorporated
Synaptics is a leading developer of human interface solutions for mobile computing, communications, and entertainment devices. The Company creates interface solutions for a variety of devices including notebook PCs, PC peripherals, digital music players, and mobile phones. The TouchPad(TM), Synaptics’ flagship product, is integrated into a majority of today’s notebook computers. Consumer electronics and computing manufacturers use Synaptics’ solutions to enrich the interaction between humans and intelligent devices through improved usability, functionality, and industrial design. The Company is headquartered in Santa Clara, California. www.synaptics.com
NOTE: Synaptics, TouchPad, and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries.
Use of Non-GAAP Financial Information
In evaluating its business, Synaptics considers and uses net income per share excluding share-based compensation and unusual or non-recurring items as a supplemental measure of operating performance. Net income excluding share-based compensation and unusual or non-recurring items is not a measurement of the Company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The Company presents net income excluding share-based compensation and unusual or non-recurring items because it considers it an important supplemental measure of its performance. The Company believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of non-cash compensation charges and unusual or non-recurring items. Net income excluding share-based compensation and unusual or non-recurring items has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP net income. The principal limitations of this measure are that it does not reflect the Company’s actual expenses and may thus have the effect of inflating its net income and net income per share.

Forward-Looking Statements
This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ anticipated revenue and revenue growth rates; the success of our growth strategies; its beliefs regarding the markets it serves; its assessment of its competitive position and opportunities in those markets; its assessment of market demands and trends in target markets; and its assessment of consumer demands for various applications. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) changing market demand trends in the markets it serves, and (d) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended June 30, 2008. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.
(Tables to Follow)

SYNAPTICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31,	June 30,
	2008	2008
Assets
Current assets:
Cash and cash equivalents	$109,604	$96,218
Short term investments	27,165	50,298

Total cash, cash equivalents, and short-term investments	136,769	146,516
Receivables, net of allowances of $624 and $539, respectively	81,665	69,362
Inventories	22,121	21,065
Prepaid expenses and other current assets	4,626	3,417

Total current assets	245,181	240,360

Property and equipment, net	25,568	22,459
Goodwill	1,927	1,927
Non-current investments	29,443	37,946
Other assets	4,789	3,669

Total assets	$306,908	$306,361

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$27,554	$27,784
Accrued compensation	7,255	6,510
Income taxes payable	5,856	7,095
Convertible senior subordinated notes	65,303	—
Other accrued liabilities	13,341	9,120

Total current liabilities	119,309	50,509

Convertible senior subordinated notes	—	125,000
Other liabilities	19,338	17,075

Commitments and contingencies

Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 60,000,000 shares authorized; 42,961,996 and 42,500,535 shares issued, and 33,873,896 and 33,412,435 shares outstanding, respectively	43	43
Additional paid in capital	242,232	222,543
Less: 9,088,100 and 9,088,100 treasury shares, respectively, at cost	(237,387)	(237,387)
Retained earnings	166,051	130,895
Accumulated other comprehensive loss	(2,678)	(2,317)

Total stockholders’ equity	168,261	113,777

Total liabilities and stockholders’ equity	$306,908	$306,361

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net revenue	$141,523	$98,650	$257,380	$185,342
Cost of revenue (1)	83,717	57,605	152,981	108,833

Gross margin	57,806	41,045	104,399	76,509
Operating expenses
Research and development (1)	15,940	11,693	31,745	22,095
Selling, general, and administrative (1)	13,714	11,415	28,284	22,165

Total operating expenses	29,654	23,108	60,029	44,260

Operating income	28,152	17,937	44,370	32,249
Interest income	974	3,013	2,232	6,008
Interest expense	(321)	(449)	(770)	(924)
Gain on settlement of debt	—	—	—	2,689
Gain on early retirement of debt	3,600	—	3,600	—
Impairment of investment	—	—	—	(4,000)
Impairment of auction rate securities investments	(6,509)	—	(6,509)	—

Income before income taxes	25,896	20,501	42,923	36,022
Provision for income taxes (2)	4,699	6,305	7,767	10,564

Net income	$21,197	$14,196	$35,156	$25,458

Net income per share:
Basic	$0.63	$0.35	$1.04	$0.64

Diluted	$0.60	$0.33	$1.00	$0.61

Shares used in computing net income per share:
Basic	33,833	40,241	33,736	39,779

Diluted	35,057	42,480	35,311	42,030

(1) Includes share-based compensation charges of:

Cost of revenue	$402	$350	$813	$589
Research and development	1,962	1,588	3,978	2,759
Selling, general, and administrative	3,292	2,547	6,746	4,466

	$5,656	$4,485	$11,537	$7,814

(2) Includes tax benefit for share-based compensation charges of:

	$1,769	$1,676	$3,737	$3,373

Non-GAAP net income per share
Basic	$0.87	$0.42	$1.40	$0.80

Diluted	$0.84	$0.40	$1.34	$0.76

SYNAPTICS INCORPORATED
Computation of Basic and Diluted Net Income Per Share
(in thousands except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Numerator:
Basic and diluted net income	$21,197	$14,196	$35,156	$25,458

Denominator:
Shares, basic	33,833	40,241	33,736	39,779
Effect of dilutive share-based awards	1,224	2,147	1,575	2,251
Effect of convertible notes	—	92	—	—

Shares, diluted	35,057	42,480	35,311	42,030

Net income per share:
Basic	$0.63	$0.35	$1.04	$0.64

Diluted	$0.60	$0.33	$1.00	$0.61

Computation of non-GAAP basic and diluted net income per share (unaudited):

Numerator:
Reported net income	$21,197	$14,196	$35,156	$25,458
Non-GAAP adjustments (net of tax):
Gain on settlement of debt	—	—	—	(2,078)
Impairment of investment	—	—	—	4,000
Gain on early retirement of debt	(2,133)	—	(2,133)	—
Impairment of auction rate security investments	6,509	—	6,509	—
Share-based compensation	3,887	2,809	7,800	4,441

Non-GAAP basic and diluted net income	29,460	17,005	47,332	31,821

Denominator:
Shares, basic	33,833	40,241	33,736	39,779
Effect of dilutive share-based awards	1,224	2,147	1,575	2,251
Effect of convertible notes	—	92	—	—

Shares, diluted	35,057	42,480	35,311	42,030

Non-GAAP net income per share:
Basic	$0.87	$0.42	$1.40	$0.80

Diluted	$0.84	$0.40	$1.34	$0.76